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                     [Letterhead of Pender Newkirk & Company]






Consent of Independent Auditors



We hereby consent to the use in this Registration Statement on Form SB-2 of our auditors' report included herein dated April 25, 2001 relating to the consolidated financial statements of On the Go Healthcare, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/Pender Newkirk & Company

Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
May 22, 2001


mms\21003\wp\consent ltr